Roadrunner Closes on the Sale of its Prime Distribution Services Business to C.H. Robinson Downers Grove, IL (BUSINESS WIRE) — March 2, 2020 – Roadrunner Transportation Systems, Inc. (“Roadrunner” or the “company”) (NYSE: RRTS), a leading asset-right transportation and asset-light logistics service provider, today announced it has closed on the previously announced sale of its Prime Distribution Services business to C.H. Robinson Worldwide, Inc. (Nasdaq: CHRW) for $225 million in cash, subject to customary purchase price adjustments. “The proceeds from the sale of Prime Distribution Services were used to pay off all borrowings under our ABL and Term Loan Credit facilities. We believe our stronger balance sheet will position us to invest in our remaining businesses and pursue additional value-creation opportunities. We remain focused on improving operating performance, generating attractive returns on invested capital and building long-term shareholder value,” said Curt Stoelting, Chief Executive Officer of Roadrunner. About Roadrunner Transportation Systems, Inc. Roadrunner Transportation Systems is a leading asset-right transportation and asset-light logistics provider offering a full suite of services and solutions under the Roadrunner®, Ascent On-Demand® and Ascent Global Logistics® brands. The Roadrunner brand offers less-than-truckload and over-the-road truckload services. Ascent On-Demand offers premium mission critical air and ground logistics solutions. Ascent Global Logistics offers domestic freight management, international freight forwarding and customs brokerage. For more information, please visit Roadrunner’s websites, www.rrts.com and www.ascentgl.com. Safe Harbor Statement This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding Roadrunner’s belief that it will be positioned to invest in its remaining businesses and to pursue additional value-creation opportunities, and the company’s focus on improving operating performance, generating attractive returns on invested capital and building long-term shareholder value. Forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2018.

Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof. ### Contact: Reputation Partners Marilyn Vollrath 414-376-8834 ir@rrts.com